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                                                                    EXHIBIT 23.2


                        CONSENT OF REHMANN ROBSON, P.C.
                            INDEPENDENT ACCOUNTANTS



McClain Industries, Inc. and Subsidiaries

We consent to the incorporation by reference in the Registration Statement of McClain Industries, Inc. on Form S-8 pertaining to the Incentive Stock Plan of our report dated December 7, 1998, on our audits of the consolidated financial statements contained in the Annual Report of McClain Industries, Inc. on Form 10-k for the year ended September 30, 1998.


                                              /s/ REHMANN ROBSON, P.C.



Farmington Hills, Michigan
July 27, 1999